Exhibit 99.1

Ironclad Performance Wear Engages Chief Executive Officer

Jeffrey Cordes, Global Textiles & Apparel Industry Veteran, Takes the Helm

Concurrently with Additional Management Changes

LOS ANGELES, CA – February 18, 2014 – Ironclad Performance Wear Corporation (ICPW), the recognized leader in high-performance task-specific performance work gloves, announces today that Jeffrey Cordes has joined the Company as its Chief Executive Officer and a member of its board of directors.

Mr. Cordes brings more than 30 years of extensive executive experience in global textiles and apparel. Most recently Mr. Cordes served as President and Chief Operating Officer of Walls Industries, a leading global company in safety and work apparel. Prior to Walls, Mr. Cordes served as President and Chief Operating Officer and Director of Pillowtex Corporation (NYSE PTX). Mr. Cordes holds an MBA from the Cox School of Business at Southern Methodist University and an undergraduate degree in Business Administration from Hope College.

"We are delighted to welcome Jeff to the Ironclad family. Jeff has extensive industry experience and an impressive track record of driving strong operational performance to enhance stockholder value. We believe he brings the right leadership qualities and the technical and operational expertise to move the company forward," said Vane Clayton, Chairman of Ironclad’s Compensation Committee, who led the search for a new chief executive officer. “We would also like to offer our sincere thanks to Lee Turlington who provided excellent stewardship and valuable strategic insights during his tenure as Interim President,” continued Mr. Clayton. “Lee will continue as a leader in the active sports and equipment industry providing innovative and strategic guidance to the global brands he serves at Turlington Inc.”

"It is an honor to accept this opportunity to lead Ironclad Performance Wear as we begin a new chapter in its growth. I am grateful for the effort of so many to bring the company to this point. I look forward to working closely with all of our employees and partners to realize the company's significant potential," said Mr. Cordes.

Ironclad also announces that Eduard Jaeger has transitioned from an operational role to focus on serving as a brand ambassador and evangelist for the company's products, as requested by the company’s Chief Executive Officer. Mr. Jaeger resigned as Head of Business Development and as a member of the company’s board of directors and will pursue his new role pursuant to a two-year consulting agreement with the company, effective today. “We are extremely grateful that Ed will continue to leverage his industry relationships and knowledge to promote our products to existing and new customers, and we look forward to his continued support and efforts to build the company he founded,” said Mr. Cordes.

Finally, after eight years on the company’s Board, including four years as the company’s chairman and CEO, Scott Jarus has resigned as a member of its board of directors to facilitate the transition to new management and corporate governance, effective today.

About Ironclad Performance Wear Corporation

Ironclad Performance Wear is a brand leader in technical, task-specific, performance work gloves, having created the performance work glove category in 1998. The company continues to leverage its leadership position in the safety, construction and industrial markets through the design, development and distribution of specialized task-specific gloves for numerous industries, including oil & gas exploration, automotive and construction, as well as police, fire, first-responder and military. Ironclad engineers and manufactures its products with a focus on innovation, design, advanced material science and durability. Ironclad's gloves are available through industrial suppliers, hardware stores, home centers, lumber yards, auto parts stores and sporting goods retailers nationwide, and through authorized distributors in North America, Europe, Australia and Asia.

For more information on Ironclad, please visit www.ironclad.com .

Important Information about Forward-Looking Statements

This message contains "forward-looking statements" that include information relating to future events and future financial and operating performance. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at which, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Ironclad's products, the introduction of new products, Ironclad's ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of Ironclad's liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in Ironclad's filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include statements regarding the Company’s operational performance, growth and customer acquisitions. For a more detailed description of the risk factors and uncertainties affecting Ironclad, please refer to the Company's recent Securities and Exchange Commission filings, which are available at www.sec.gov. Ironclad undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Tom Kreig

(310) 643-7800